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Exhibit 20

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Report—Toyota Auto Receivables 2001-B Owner Trust
Distribution Date of February 15, 2002 for the Collection Period January 1, 2002 through January 31, 2002

	Total		Class A-1 Balance	Class A-2 Balance	Class A-3 Balance	Class A-4 Balance
Pool Data—Original Deal Parameters
Securities Balance	$1,452,840,000.00		$417,840,000.00	$500,000,000.00	$360,000,000.00	$175,000,000.00
Receivables Pool Balance	$1,497,783,044.00
Principal Factor	1.00000000		1.00000000	1.00000000	1.00000000	1.00000000
Rate			4.300%	4.562%	5.018%	5.360%
Final Scheduled Payment Date			May 15, 2002	December 15, 2003	March 15, 2005	October 15, 2007
Number of Contracts	119,098
Weighted Average Coupon	9.137%
Weighted Average Remaining Term	45.70	months
Servicing Fee Rate	1.00%
Pool Data—Prior Month
Securities Balance	$953,161,049.05		$0.00	$418,161,049.05	$360,000,000.00	$175,000,000.00
Receivables Pool Balance	$998,104,093.05
Securities Pool Factor	0.65606746		0.00000000	0.83632210	1.00000000	1.00000000
Number of Contracts	96,070
Weighted Average Coupon	9.242%
Weighted Average Remaining Term	39.00	months
Precompute and Simple Interest Advances	$4,014,288.08
Payahead Account Balance	$1,419,642.91
Interest Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Pool Data—Current Month
Securities Balance	$901,771,473.15		$0.00	$366,771,473.15	$360,000,000.00	$175,000,000.00
Receivables Pool Balance	$946,714,517.15
Securities Pool Factor	0.62069565		0.00000000	0.73354295	1.00000000	1.00000000
Number of Contracts	93,066
Weighted Average Coupon	9.259%
Weighted Average Remaining Term	38.27	months
Precompute and Simple Interest Advances	$3,533,196.26
Payahead Account Balance	$1,528,661.13
Interest Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00

Reserve Fund
Initial Deposit Amount	$3,744,458.00
Specified Reserve Fund Percentage	0.75%
Specified Reserve Fund Amount	$7,488,915.22
Specified Reserve Fund Percentage (if Condition i or ii met)	5.50%
Specified Reserve Fund Amount (if Condition i or ii met)	$49,597,431.02
Beginning Balance	$7,488,915.22
Total Withdraw	$0.00
Amount Available for Deposit to the Reserve Fund	$2,631,308,94

Reserve Fund Balance Prior to Release	$10,120,224.16
Reserve Fund Required Amount	$7,488,915.22
Reserve Fund Release to Seller	$2,631,308.94

Ending Reserve Fund Balance	$7,488,915.22
Liquidation of Charge-offs and Repossessions	Vehicles	Amount
Liquidated Contracts	88

Gross Principal Balance of Liquidated Receivables		$677,618.63
Net Liquidation Proceeds Received During the Collection Period		$(266,749.92)
Recoveries on Previously Liquidated Contracts		$(13,796.32)

Aggregate Credit Losses for the Collection Period		$397,072.39

Cumulative Credit Losses for all Periods	523	$2,443,518.10

Repossessed in Current Period	100

Ratio of Net Credit Losses to the Average Pool Balance for Each Collection Period:		Annualized Average Charge-Off Rate
Second Preceding Collection Period		0.39%
First Preceding Collection Period		0.39%
Current Collection Period		0.49%
Condition (i) (Charge-off Rate)
Three Month Average		0.42%
Charge-off Rate Indicator (> 1.25%)		condition not met

Delinquent and Repossessed Contracts	Percent	Contracts		Percent	Amount
31-60 Days Delinquent	1.89%	1,757		1.94%	$18,408,098.84
61-90 Days Delinquent	0.41%	378		0.47%	$4,472,282.10
Over 90 Days Delinquent	0.36%	335		0.43%	$4,071,647.28

Total Delinquencies		2,470			$26,952,028.22

Repossessed Vehicle Inventory		200	*
* Included with delinquencies above
Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period					0.49%
First Preceding Collection Period					0.67%
Current Collection Period					0.77%
Condition (ii) (Delinquency Percentage)
Three Month Average					0.64%
Delinquency Percentage Indicator (> 1.25%)					condition not met

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Report—Toyota Auto Receivables 2001-B Owner Trust
Distribution Date of February 15, 2002 for the Collection Period January 1, 2002 through January 31, 2002

	Total	Class A-1 Balance	Class A-2 Balance	Class A-3 Balance	Class A-4 Balance
Collections
Principal Payments Received	$50,711,957.27
Interest Payments Received	$8,327,020.37
Net Precomputed Payahead Amount	$(109,018.22)
Aggregate Net Liquidation Proceeds Received	$280,546.24
Principal on Repurchased Contracts	$0.00
Interest on Repurchased Contracts	$0.00

Total Collections	$59,210,505.66
Net Simple Interest Advance Amount	$(336,453.04)
Net Precomputed Advance Amount	$(144,638.78)

Total Available Amount	$58,729,413.84
Amounts Due
Servicing Fee	$831,753.41
Accrued and Unpaid Interest	$3,876,775.59
Principal	$51,389,575.90
Reserve Fund	$2,631,308.94

Total Amount Due	$58,729,413.84
Actual Distributions
Servicing Fee	$831,753.41
Interest	$3,876,775.59	$0.00	$1,589,708.92	$1,505,400.00	$781,666.67
Principal	$51,389,575.90	$0.00	$51,389,575.90	$0.00	$0.00
Reserve Fund	$2,631,308.94

Total Amount Distributed	$58,729,413.84	$0.00	$52,979,284.82	$1,505,400.00	$781,666.67

Monthly Information by Type of Loan
Precomputed Contracts
Scheduled Principal Collections		$4,559,314.52
Prepayments in Full	568 contracts	$2,129,431.30
Repurchased Receivables Principal		$0.00
Payments Behind/Ahead on Repurchased Receivables		$0.00
Total Collections		$7,811,777.79
Advances—Reimbursement of Previous Advances		$144,638.78
Advances—Current Advance Amount		$0.00
Payahead Account—Payments Applied		$0.00
Payahead Account—Additional Payaheads		$109,018.22
Simple Interest Contracts
Collected Principal		$25,726,525.74
Prepayments in Full	2,348 contracts	$18,296,685.71
Collected Interest		$7,203,988.40
Repurchased Receivables Principal		$0.00
Repurchased Receivables Interest		$0.00
Advances—Reimbursement of Previous Advances		$336,453.04
Advances—Current Advance Amount		$0.00

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Receivables 2001-B Owner Trust
Distribution Date of February 15, 2002 for the Collection Period of January 1 through January 31, 2002

	Class A2 Balance	Class A3 Balance	Class A4 Balance
Note Rates for February 15, 2002 Payment Date
One Month LIBOR	1.82000%	1.82000%	1.82000%
Spread	0.06000%	0.08000%	0.10000%

Note Rates:	1.88000%	1.90000%	1.92000%
Number of Days in Interest Period (Days)	31	31	31
Interest Payments
Interest Calculation for Current Interest Period	676,956.28	589,000.00	289,333.33
At Certificate Payment Date:
Due to Swap Counterparty (Swap Payments Outgoing)	1,589,708.92	1,505,400.00	781,666.67
Paid to Swap Counterparty (Swap Payments Outgoing)	1,589,708.92	1,505,400.00	781,666.67
Proration % 0.00%
Interest Due to Noteholders (Swap Payments Incoming)	676,956.28	589,000.00	289,333.33
Interest Payment to Noteholders (Swap Payments Incoming)	676,956.28	589,000.00	289,333.33
Net Swap Payment due to / (received by) Swap Counterparty	(912,752.64)	(916,400.00)	(492,333.34)
Principal Payments
Beginning Notional Balance	418,161,049.05	360,000,000.00	175,000,000.00
Principal Payment due to Investors	51,389,575.90	—	—
Ending Notional Balance	366,771,473.15	360,000,000.00	175,000,000.00
Swap Termination Payment	N/A	N/A	N/A
Note Rates for March 15, 2002 Payment Date
One Month LIBOR	1.84750%	1.84750%	1.84750%
Spread	0.06000%	0.08000%	0.10000%

Note Rates:	1.90750%	1.92750%	1.94750%
Number of Days in Interest Period (Days)	28	28	28

I hereby certify to the best of my knowledge that the report provided is true and correct.

/s/ Angela Brown Angela Brown, ABS Accounting Manager

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  Exhibit 20
TOYOTA MOTOR CREDIT CORPORATION Servicer's Report—Toyota Auto Receivables 2001-B Owner Trust Distribution Date of February 15, 2002 for the Collection Period January 1, 2002 through January 31, 2002
TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate—Toyota Auto Receivables 2001-B Owner Trust Distribution Date of February 15, 2002 for the Collection Period of January 1 through January 31, 2002